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                                                                    Exhibit 10.7

                         Schedule of Omitted Documents

     Pursuant to Instruction No. 2 to Item 601 of Regulation S-K, MGM Grand, Inc. has omitted from the Exhibits filed with its Current Report on Form 8-K the First Security Bank Guarantee, which differs from the Firstar Bank of Minnesota Guarantee filed as Exhibit 10.6 to this Current Report solely to the extent that each guaranty supports a different agreement. The signatory parties and substantive text of both guarantees are exactly the same. Only the parties in whose favor the guarantees were executed and the recital stating the interest rate and maturity date of the obligations being guaranteed are different, the Firstar Bank of Minnesota Guarantee being in favor of Firstar Bank of Minnesota, N.A. with respect to $250,000,000 of 7.25% Senior Notes due 2006 and the First Security Bank Guarantee being in favor of First Security Bank, National Association with respect to $200,000,000 of 6.75% Notes due August 1, 2007 and $100,000,000 of 7.25% debentures due August 1, 2017.